Exhibit 1.1

PLAINS GP HOLDINGS, L.P.

[•] Class A Shares

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[•], 2013

Barclays Capital Inc.
745 Seventh Avenue

New York, New York 10019

As Representative of the several Underwriters

Ladies and Gentlemen:

Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] Class A shares (the “Initial Shares”) representing limited partner interests in the Partnership (the “Class A Shares”) for whom Barclays Capital Inc. is acting as the representative (the “Representative”), upon the terms and conditions set forth in Section 2 hereof.  The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional [•] Class A Shares (the “Additional Shares”). The Initial Shares and the Additional Shares, if purchased, are hereinafter collectively called the “Shares.”

This is to confirm the agreement among the Partnership and PAA GP Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner,” and together with the Partnership, the “Partnership Parties”), and the Underwriters concerning the several purchases of the Shares by the Underwriters.

PAA GP LLC, a Delaware limited liability company (“PAA GP”), is the general partner of Plains All American Pipeline, L.P. (“PAA”).  Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in PAA GP.  Plains All American GP LLC, a Delaware limited liability company (“GP LLC” and, collectively with PAA GP and Plains AAP, the “PAA GP Entities”), is the general partner of Plains AAP.

The subsidiaries of PAA listed on Schedule III attached hereto are referred to herein as the “Material Subsidiaries,” and the Material Subsidiaries listed on Schedule IV attached hereto are referred to herein as the “Domestic Subsidiaries.” The Partnership Parties, the PAA GP Entities, PAA and the Material Subsidiaries are collectively called the “Partnership Entities.”

A.                                   It is understood and agreed to by all parties hereto that the Partnership was initially formed to acquire and own, directly or indirectly, as of each Closing Date (as defined in Section 3 hereof): (i) a 100% member interest in GP LLC, which holds a non-economic general partner interest in Plains AAP; (ii) Class A Units in Plains AAP (“AAP Units”); and (iii)

membership interests in the General Partner. Plains AAP currently owns all of the incentive distribution rights in PAA (the “Incentive Distribution Rights”) and an indirect 2% general partner interest in PAA, as more particularly described in the most recent Preliminary Prospectus and as acquired pursuant to the Contribution Agreement (as such terms are defined herein).

B.                                   It is further understood and agreed to by all parties that prior to the date hereof, the following transactions (the “Prior Transactions”) have occurred

(i)                                      PAA Management, L.P., a Delaware limited partnership (“PAA Management”), formed the General Partner and received all of the membership interests in the General Partner;

(ii)                                   the General Partner and PAA Management formed the Partnership and received a non-economic general partner interest and all of the limited partner interest in the Partnership, respectively;

(iii)                                the existing 1% general partner interest in Plains AAP currently held by GP LLC was converted into a non-economic general partner interest and a 1% limited partner interest in Plains AAP represented by [•] AAP Units;

(iv)                               GP LLC [distributed] [•] AAP Units to the entities and individuals that own capital interests in Plains AAP and GP LLC as of the date of this Agreement (the “Existing Owners”), increasing the number of AAP Units held by the Existing Owners from [•] to [•];

(v)                                  the Existing Owners contributed 100% of the member interests of GP LLC to the General Partner in exchange for 100% of the member interests in the General Partner, and the initial interest in the General Partner held by PAA Management was canceled;

(vi)                               the General Partner contributed 100% of the member interests of GP LLC to the Partnership in exchange for the continuation of its non-economic general partner interest in the Partnership; and

(vii)                            Plains AAP amended its credit agreement to increase the term loan facility from $200,000,000 to $500,000,000 and to increase the aggregate commitments under the revolving credit facility from $25,000,000 to $75,000,000 (the “Credit Agreement Amendment”).

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions” and together with the Prior Transactions, the “Transactions”) will occur on or before the Initial Delivery Date (as defined herein):

(i)                                      the Plains AAP limited partnership agreement will be amended and restated (as so amended and restated, the “AAP Partnership Agreement”) to provide that, among other things: (A) the number of AAP Units held by each Existing Owner and the Partnership will be adjusted proportionately such that the number of AAP Units held by the Partnership equals the number of Shares issued in the Offering; (B) Plains AAP will be controlled by GP LLC, its general partner; (C) each Existing Owner will have the right to exchange its AAP Units (and a like number of Class B Shares and units representing membership interests in the General Partner (“General Partner Units”)) for Class A Shares on a one-for-one basis (an “Exchange Right”); (D) the Partnership will be obligated to contribute to Plains AAP Class A Shares necessary to effect any exchange with a Existing Owner following the exercise of its Exchange Right, and will be issued a like number of AAP Units in exchange for such shares; and (E) the Plains AAP Class B units (the “Incentive Units”) will be modified as appropriate to facilitate the Exchange Right by the holders thereof following exchange of such Incentive Units for AAP Units;

(ii)                                   the Partnership Parties will enter into a contribution agreement (the “Contribution Agreement”) with the Existing Owners, pursuant to which the Existing Owners will transfer (A) [•] AAP Units and (B) [•] General Partner Units to the Partnership in exchange for the right to receive the proceeds from the public offering of Shares contemplated hereby (the “Offering”) and [•] Class B shares representing limited partner interests in the Partnership (the “Class B Shares”);

(iii)                                the Offering will be consummated, and the net proceeds thereof will be distributed to the Partnership, and the initial limited partner interest in the Partnership will be canceled;

(iv)                               the Partnership will distribute such proceeds to the Existing Owners in accordance with the terms of the Contribution Agreement;

(v)                                  the Partnership will file an election with the Internal Revenue Service to be treated as a corporation for federal income tax purposes; and

(vi)                               if the Underwriters exercise their option to acquire the Additional Shares from the Partnership, the net proceeds from the sale of the Additional Shares will be used by the Partnership in accordance with the Contribution Agreement to acquire an equal number of Class B Shares, AAP Units and General Partner Units held by certain of the Existing Owners, and upon such acquisition, the Class B Shares will be canceled.

(vii)                            the agreement of limited partnership of the Partnership will be amended and restated (as so amended and restated, the “Partnership Agreement”);

(viii)                         the limited liability agreement of the General Partner will be amended and restated (as so amended and restated, the “General Partner LLC Agreement”);

(ix)                               the limited liability company agreement of GP LLC will be amended and restated (as so amended and restated, the “Plains GP LLC Agreement”);

(x)                                  the Partnership and the Existing Owners will enter into a registration rights agreement (the “Registration Rights Agreement”), to address, among other things, the registration of any shares or other Partnership securities (including Class A Shares issued pursuant to the exercise of an Exchange Right) proposed to be sold by the Existing Owners and respective affiliates or their assignees, consistent with the description thereof set forth in the Prospectus under the caption “Certain Relationships and Related Transactions—Registration Rights Agreement”; and

(xii)                            the Partnership Parties, PAA, PAA GP and GP LLC will enter into an administrative agreement (the “Administrative Agreement”) to address, among other things, potential conflicts with respect to business opportunities that may arise among the Partnership, the General Partner, PAA, PAA GP and GP LLC, consistent with the description thereof set forth in the Prospectus under the caption “Certain Relationships and Related Transactions—Administrative Agreement”.

The “Transaction Documents” shall mean the Contribution Agreement, the Credit Agreement Amendment, the Registration Rights Agreement and the Administrative Agreement. The “Partnership Group Organizational Agreements) shall mean the AAP Partnership Agreement, the Partnership Agreement, the General Partner LLC Agreement the Plains GP LLC Agreement.  The “Operative Documents” shall mean the Partnership Group Organizational Agreements and the Transaction Documents.

1.                                      Representations and Warranties of the Partnership Parties.  The Partnership Parties represent and warrant to the Underwriters that:

(a)                                 Registration.  A registration statement on Form S-1 relating to the Shares (File No. 333-190227) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representative.  As used in this Agreement:

(i)                                     “Applicable Time” means [•] [a./p.]m., New York City time, on  [•], 2013, which the Underwriters have informed the Partnership and their counsel is a time prior to the first sale of the Shares;

(ii)                                  “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto relating to the Shares, was declared effective by the Commission;

(iii)                               “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Shares;

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, (A) the most recent Preliminary Prospectus together with the pricing information identified in Schedule II hereto and (B) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi)                              “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)                           “Registration Statement” means the registration statement on Form S-1 (File No. 333-190227), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof.  Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional shares under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to any of the Partnership Parties’ knowledge, threatened by the Commission.  The Commission has not notified any of the Partnership Parties of any objection to the use of the form of the Registration Statement.

(b)                                 Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, and is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c)                                  Form of Documents.  The Registration Statement conformed in all material respects on the Effective Date and on each applicable Delivery Date (as defined herein) will conform, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects, when filed with the Commission pursuant to Rule 424(b) and on each applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

(d)                                 No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(e)                                  No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(f)                                   No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(g)                                  No Material Misstatements or Omissions in Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(h)                                 Issuer Free Writing Prospectus Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free

Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.

(i)                                     Formation and Qualification of Certain Entities.  Each of the Partnership Entities has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its respective jurisdiction of formation or incorporation with full corporate, limited partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects, as disclosed in the Pricing Disclosure Package and the Prospectus.  Each of the Partnership Entities is duly registered or qualified as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Parties, the PAA GP Entities, PAA and PAA’s direct or indirect majority owned subsidiaries (collectively, the “Partnership Group Entities”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j)                                    General Partners.  As disclosed in the Pricing Disclosure Package and the Prospectus, in each case in all material respects, each Partnership Group Entity that serves as a general partner of another Partnership Group Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Partnership Group Entity.

(k)                                 Ownership of the General Partner. At the applicable Delivery Date, after giving effect to the Transactions (assuming the Underwriters do not exercise their option to acquire the Additional Shares), the Existing Owners will own [•] General Partner Units, representing a [•]% membership interest in the General Partner, and the Partnership will own [•] General Partner Units, representing a [•]% membership interest in the General Partner; such General Partner Units have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such General Partner Units are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except (i) as disclosed in the Pricing Disclosure Package and the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to materially adversely affect the ability of the Partnership Group Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted..

(l)                                     Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens.

(m)                             Ownership of GP LLC. The Partnership owns, and at the applicable Delivery Date, after giving effect to the Transactions, will own, a 100% membership interest in GP LLC; such membership interest has been duly authorized and validly issued in accordance with the Plains GP LLC Agreement and is fully paid (to the extent required under the Plains GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act; and such membership interest is owned free and clear of all Liens, except (i) as disclosed in the Pricing Disclosure Package and the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to materially adversely affect the ability of the Partnership Group Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted.

(n)                                 Ownership of the General Partner Interest in Plains AAP. GP LLC is, and at the applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of Plains AAP, with a non-economic general partner interest in Plains AAP; such general partner interest has been duly authorized and validly issued in accordance with the AAP Partnership Agreement and GP LLC owns such general partner interest free and clear of all Liens.

(o)                                 Ownership of PAA GP. Plains AAP owns, and at the applicable Delivery Date, after giving effect to the Transactions, will own, a 100% membership interest in PAA GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PAA GP (as amended and restated to date, the “PAA GP LLC Agreement”) and is fully paid (to the extent required under the PAA GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except (i) as disclosed in the Pricing Disclosure Package and the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to materially adversely affect the ability of the Partnership Group Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted.

(p)                                 Ownership of the General Partner Interest in PAA. PAA GP is, and at the applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of PAA, with a 2.0% general partner interest in PAA; such general partner interest has been duly authorized and validly issued in accordance with the PAA Partnership Agreement and PAA GP owns such general partner interest free and clear of all Liens.

(q)                                 Ownership of the Material Subsidiaries.  All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be adopted, entered into, amended or restated prior to the applicable Delivery Date) (the “Subsidiary Organizational Agreements” and together with the Partnership Group Organizational Agreements, the “Organizational Agreements”) of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Subsidiary Organizational Agreement of such Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) except for the portion of the limited partner interest in PAA and PAA Natural Gas Storage, L.P., a Delaware limited partnership (“PNG”), held by public or private investors, are owned, directly or indirectly, by the Partnership, free and clear of all Liens, except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus.  The direct or indirect subsidiaries of PAA other than the Material Subsidiaries did not, individually or in the aggregate, account for (i) more than 10% of the total consolidated assets of PAA as of the most recent fiscal year end or (ii) more than 10% of the consolidated net income of PAA for the most recent fiscal year end.

(r)                                    Ownership of the Incentive Distribution Rights. At the applicable Delivery Date, after giving effect to the Transactions, Plains AAP will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the PAA Partnership Agreement and will be fully paid (to the extent required under the PAA Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and Plains AAP will own such interests free and clear of all Liens, except as disclosed in the Pricing Disclosure Package and the Prospectus.

(s)                                   Ownership of Class B Shares. Assuming no purchase by the Underwriters of the Additional Shares, on the Initial Delivery Date, after giving effect to the Transactions, the Class B Shares and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(t)                                    Ownership of AAP Units. Assuming no purchase by the Underwriters of the Additional Shares, on the Initial Delivery Date, after giving effect to the Transactions, (i) the Partnership and the Existing Owners will own all of the AAP Units (other than the Incentive Units), (ii) the Partnership will own [•]% of the AAP Units (excluding the Incentive Units); (iii) the AAP Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the AAP Partnership Agreement, and will be fully paid (to the extent required under the AAP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and (iv) the Partnership will own such AAP Units free and clear of all Liens, except as disclosed in the Pricing Disclosure Package and the Prospectus.

(u)                                 Capitalization of PAA.  As of the date hereof, the issued and outstanding limited partner interests of PAA consist of [•] common units representing limited partner interests and the Incentive Distribution Rights.  All such outstanding common units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the PAA Partnership Agreement and are fully paid (to the extent required under the PAA Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(v)                                 Capitalization of the Partnership.  Assuming no purchase by the Underwriters of the Additional Shares, on the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding limited partner interests of the Partnership will consist of [•] Class A Shares and [•] Class B Shares.  All outstanding Class A Shares and Class B Shares and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The limited partner interests of the Partnership conform, in all material respects, as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(w)                               Duly Authorized and Validly Issued Shares.  At the applicable Delivery Date, the Shares to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). Other than the Class B Shares and any limited partner interests issued pursuant to the Partnership’s long-term incentive plan, the Shares will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Additional Share Delivery Date, as applicable.

(x)                                 No Preemptive or Other Rights.  Except as described in the Pricing Disclosure Package and the Prospectus or as provided in the Operative Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership, except such rights as have been waived or satisfied.  Except (i) as described in the Pricing Disclosure Package and the Prospectus (ii) for awards issued pursuant to the Partnership’s long-term incentive plan, there are no outstanding options, warrants or other rights to purchase or exchange any securities for any Shares or other equity interests in the Partnership.

(y)                                 Authority.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Class B Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. At the applicable Delivery Date, all action required to be taken by the Partnership Parties or any of their respective unitholders, shareholders, members or partners for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Shares, the Class B Shares, and the execution and delivery of the Operative Documents and (iii) the consummation of the other transactions contemplated by this Agreement and the Operative Documents shall have been duly and validly taken.

(z)                                  Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership Parties.

(aa)                          Authorization, Execution and Enforceability of the Operative Documents.  The Operative Documents will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(bb)                          No Conflicts or Violations.  None of the (i) offering, issuance and sale by the Partnership of the Shares, (ii) the execution, delivery and performance of this Agreement or the Operative Documents by the Partnership Entities party hereto or thereto, or (iii) the consummation of the Transactions: (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Agreements of any of the Partnership Group Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties or the PAA GP Entities to consummate the Transactions.

(cc)                            No Consents.  No consent, approval, authorization, filing with or order of any court, governmental agency or body having jurisdiction over any of the Partnership Group Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Shares, (ii) the execution, delivery and performance of, or the consummation of this Agreement or the Transaction Documents by the Partnership Parties or the PAA GP Entities party hereto or thereto or (iii) the consummation by the Partnership Parties or the PAA GP Entities of the Transactions, except (A) such as have been obtained under the Securities Act, (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus and (iii) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties or the PAA GP Entities to consummate the Transactions.

(dd)                          No Default.  None of the Partnership Entities is in (i) violation of its Organizational Agreements, as applicable, in any material respect; (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it; or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties or the PAA GP Entities to consummate the Transactions.

(ee)                            Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified the audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership Parties and the Partnership’s consolidated subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(ff)                              Financial Statements.  As of [June 30], 2013, the Partnership had, on an as adjusted basis as indicated in the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), an approximate total capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.  The summary historical financial data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial Data” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the selected historical financial data set forth under the caption “Selected Historical and Pro Forma Financial Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein.  The pro forma financial statements and other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein.  The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  No other financial statements or schedules of the Partnership are required by the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(gg)                            No Material Adverse Change.  None of the Partnership Group Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Partnership Group Entities, taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement) and other than dividends or distributions from any direct or indirect majority owned subsidiary of PAA to another direct or indirect majority owned subsidiary of PAA or PAA or from a PAA GP Entity to its members or other equity owners, declared, paid or made on the security interests of any of the Partnership Group Entities, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh)                          Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Group Entities, or to which any of the Partnership Group Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.

(ii)                                  Title to Properties.  The Partnership Group Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all Liens except (i) as provided in the Third Amended and Restated Credit Agreement dated August 19, 2011, as amended (the “Restated Facility”), among Plains Marketing, L.P. (“Plains Marketing”), Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto, filed as an exhibit to the Registration Statement, (ii) as provided in the Amended and Restated Credit Agreement dated as of June 27, 2012 among Plains AAP, Citibank, N.A., as Administrative Agent thereunder and the other lenders party thereto, as amended by the Credit Agreement Amendment, filed as an exhibit to the Registration Statement and (iii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect; and all real property and buildings held under lease by the any of the Partnership Group Entities are held, directly or indirectly, under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect, as described in the Pricing Disclosure Package and the Prospectus.

(jj)                                Permits.  Each of the Partnership Group Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Partnership Group Entities has received, directly or indirectly, any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.

(kk)                          Rights-of-Way.  Each of the Partnership Group Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Group Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Prospectus.

(ll)                                  Investment Company.  None of Partnership Group Entities is now, and after sale of the Shares to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Partnership Group Entities will be, (i) an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii)  a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

(mm)                  Private Placement. The sale and issuance of the Class B Shares are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto.  The Partnership has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(nn)                          Environmental Compliance.  Except as described in the Pricing Disclosure Package and the Prospectus, none of the Partnership Group Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.

(oo)                          No Labor Disputes.  No labor dispute with the employees of any of the Partnership Group Entities exists or, to the knowledge of the Partnership Parties, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(pp)                          Insurance.  The Partnership Group Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each applicable Delivery Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

(qq)                          No Legal Actions.  Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Group Entities is or may be a party or to which the business or property of any of the Partnership Group Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Group Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Shares.

(rr)                                Distribution Restrictions.  None of PAA, Plains AAP or any direct or indirect majority owned subsidiary of PAA is currently prohibited, directly or indirectly, from making any distributions to any Partnership Group Entity, as applicable, from making any other distribution on such entity’s equity interests, from repaying to any

Partnership Group Entity any loans or advances to such entity from the Partnership Group Entities or from transferring any of such entity’s property or assets to the Partnership Group Entities, except (i) as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) as provided in the Credit Agreement dated August 19, 2011 (the “PNG Facility”) among PNG, Bank of America, N.A. and the other lenders from time to time party thereto, as amended, (iii) such prohibitions mandated by the laws of each such entity’s state of formation and the terms of the Operative Documents and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(ss)                              No Distribution of Other Offering Materials.  None of the Partnership Group Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Initial Shares or Additional Shares, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(i) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations and, in connection with the Directed Share Program described in Section 4, the enrollment materials prepared by Morgan Stanley & Co. LLC on behalf of the Partnership.

(tt)                                NYSE Listing of Shares.  The Shares have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(uu)                          Books and Records; Accounting Controls.  The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vv)                          Sarbanes-Oxley Act.  The Partnership and, to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ww)                      Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the

General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they are established.

(xx)                          No Deficiency in Internal Controls.  Since the date of the most recent balance sheet of GP LLC and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership has not become aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect their ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(yy)                          FCPA.  None of the Partnership Group Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent or employee of the Partnership Group Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(zz)                            Money Laundering Laws.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Group Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership, threatened.

(aaa)                   Directed Share Program. None of the Directed Shares distributed in connection with the Directed Share Program (each as defined in Section 4) will be offered or sold outside of the United States.

(bbb)                   Directed Unit Sales. The Partnership has not offered, or caused Morgan Stanley & Co. LLC to offer, Directed Shares (as defined in Section 4), to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Group Entities to alter the customer’s or supplier’s level or type of business with the Partnership Group Entities or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Group Entities, their business or their products.

(ccc)                      OFAC.  None of Partnership Group Entities nor, to the knowledge of the Partnership Parties, any director, officer or employee of the Partnership Group Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

The applicable statements made in the certificates described in Sections 7(i) and 7(l) shall be deemed representations and warranties by the Partnership, as to matters covered thereby, to the Underwriters.

2.                                      Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[•] per Share, the number of Initial Shares set forth opposite such Underwriter’s name on Schedule I hereto, subject to adjustment as set forth in Section 9 hereof.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Additional Shares at the same purchase price per Share as the Underwriters shall pay for the Initial Shares set forth on Schedule I hereto.  Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Partnership setting forth the number of Additional Shares as to which the several Underwriters are exercising the option and the settlement date.  The number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Additional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Shares, subject to (i) such adjustments as the Representative in their absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 9 hereof.

3.                                      Delivery and Payment.  Delivery of and payment for the Initial Shares and the Additional Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Initial Delivery Date) shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on [•], 2013, or at such time on such later date not more than three business days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Initial Delivery Date”).  Delivery of the Shares shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Initial Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Initial Delivery Date, the Partnership will deliver the Additional Shares (at the expense of the Partnership) to the Representative on the date (an “Additional Shares Delivery Date”) specified by the Underwriters (which shall be within three business days after each exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Additional Shares occurs after the Initial Delivery Date, the Partnership will deliver to the Underwriters on the Additional Shares Delivery Date for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 7 hereof.  The Initial Delivery Date and any Additional Shares Delivery Date are each sometimes referred to as a “Delivery Date.”

4.                                      Offering by the Underwriters.

(a)           It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

(b)                                 It is understood that approximately [•] of the Initial Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to [the officers, directors, and employees] of the General Partner [and PAA and certain other persons associated with the Partnership] who have heretofore delivered to Morgan Stanley & Co. LLC offers [or indications of interest] to purchase Directed Shares in form satisfactory to Morgan Stanley & Co. LLC (such program, the “Directed Share Program”) and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Morgan Stanley & Co. LLC from the Partnership; provided that under no circumstances will Morgan Stanley & Co. LLC or any Underwriter be liable to the Partnership Parties or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program.  It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by [•]:00 A.M., New York City time, on the [date hereof / first business day following the date hereof] or otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

5.                                      Agreements of the Partnership.  The Partnership Parties acknowledge and agree with the Underwriters that:

(a)                                 Post-Effective Amendments.  If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Partnership will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing when such post-effective amendment has become effective.

(b)                                 Preparation of Prospectus and Registration Statement.  The Partnership will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (d) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Group Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the  Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the  Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)                                  Copies of Registration Statement.  The Partnership will furnish to the Underwriters, without charge, (i) one copy of the manually signed copy of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement and (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters or the Underwriters’ counsel may reasonably request.

(d)                                 Filing of Amendment or Supplement.  For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representative shall not previously have been advised or to which the Representative shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representative after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(e)                                  Copies of Documents to the Underwriters.  As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request.  At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of Shares by any Underwriter or dealer.  The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer.  If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense.  In the event that the Partnership and the Representative agree that the Prospectus should be amended or supplemented, the Partnership, if requested by the Representative, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

(f)                                   Blue Sky Laws.  The Partnership will cooperate with the Representative and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Partnership Group Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.  The Partnership will promptly notify the Representative of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)                                  Reports to Security Holders.  In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158 of the Rules and Regulations) of the Registration Statement as soon as practicable after the end of such period.

(h)                                 Termination Expenses.  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to the first clause of Section 10(i))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership Parties agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(i)                                     Application of Proceeds.  The Partnership will apply the net proceeds from the sale of the Shares in accordance with the description set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(j)                                    Filing of Prospectus.  The Partnership will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.

(k)                                 Lock-Up Period.  Except as provided in this Agreement, the Partnership will not (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any of its controlled affiliates or any person in privity with the Partnership or any of its controlled affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Shares or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Shares or any securities that are senior to or pari passu with Shares, or publicly announce an intention to effect any such transaction or (ii) grant any options or warrants to purchase Shares for a period of 180 days after the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of Barclays Capital Inc., except that (A) the Partnership may issue the Shares, (B) the Partnership may issue Shares or any securities convertible or exchangeable into Shares as payment of any part of the purchase price for businesses that are acquired by the Partnership and its affiliates or any third parties, provided that any recipient of such Shares must agree in writing to be bound by the terms of this Section 5(l) for the remaining term of the Lock-Up Period, (C) the Partnership may issue and sell Shares or securities convertible into or exchangeable for Shares pursuant to any existing long-term incentive plan, employee share option plan, share ownership plan or distribution reinvestment plan of the Partnership in effect at the Applicable Time and (D) the Partnership may issue or deliver Shares issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time; notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then, in each case, to the extent that the Partnership is not then an “emerging growth company,” as defined in Section 2(a) of the Securities Act, the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc., on behalf of the Underwriters, agrees to not require such extension in writing.

(l)                                     Lock-Up Agreements. The Partnership Parties agree to cause each person and entity set forth on Exhibit B-1 hereto (the “Lock-Up Parties”) to furnish to the Representative, prior to the Initial Delivery Date, a letter, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”). If Barclays Capital Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for any Lock-Up Party and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit D hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the Lock-Up Party with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(m)                             Directed Share Program Lock-Up. The Partnership Parties agree, in connection with the Directed Share Program, to ensure the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Shares by the Partnership Parties are restricted pursuant to Section 5(l)(i) for 25 days, and Morgan Stanley & Co. LLC will notify the Partnership as to which participants in the  Directed Share Program (“Directed Share Participants”) will need to be so restricted.  At the request of Morgan Stanley & Co. LLC, the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with this Section 5(n).

(n)                                 Stabilization.  Except as stated in this Agreement and the Prospectus, the Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(o)                                 Investment Company.  The Partnership Parties will take such steps as shall be necessary to ensure that none of the Partnership Group Entities shall become an

“investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(p)                                 Exchange Act Reports.  The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(q)                                 Free Writing Prospectuses.  The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including appropriate legending and timely filing with the Commission or retention where required.  The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.  The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representative expressly for use therein, which information is specified in Section 12.

(r)                                    Transfer Agent. The Partnership will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Shares.

6.                                      Indemnification and Contribution.

(a)                                 The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Shares as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, (B) any Issuer Free Writing Prospectus or in any

amendment or supplement thereto, (C) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12.  The foregoing indemnity agreement is in addition to any liability that the Partnership Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership Parties shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses.  The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it.  Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership Parties have agreed in writing to pay such fees and expenses, (ii) the Partnership Parties have failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership Parties shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the General Partner’s directors and the officers who sign the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, which information is limited to the information set forth in Section 12.  If any action, suit or proceeding shall be brought against the Partnership, any of such directors and officers of the General Partner or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership Parties by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, any of such directors and officers of the General Partner and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.  The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

(d)                                 If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or any affiliate of the Partnership Parties on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.

(f)                                   No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(g)                                  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership or any of the General Partner’s directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Shares and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement.  A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties or any of the General Partner’s directors or officers or any person controlling the Partnership Parties shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

(h)                                 The Partnership Parties, jointly and severally, agree to indemnify and hold harmless Morgan Stanley & Co. LLC (including its affiliates, directors, officers and employees) and each person, if any, who controls Morgan Stanley & Co. LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Morgan Stanley Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Morgan Stanley Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase, or (iii) is otherwise related to the Directed Share Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Morgan Stanley Entities.  The Partnership Parties shall reimburse the Morgan Stanley Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

7.                                      Conditions to the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase the Initial Shares and the Additional Shares, as the case may be, hereunder are subject to the following conditions:

(a)                                 All filings required by Rule 424 of the Rules and Regulations shall have been made.  All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.  No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change that would reasonably be expected to have a Material Adverse Effect, not contemplated by the Prospectus, which in the Representative’s opinion, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving any of the Partnership Group Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representative’ opinion, materially adversely affect the market for the Shares.

(c)                                  The Representative shall have received on each applicable Delivery Date, an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, dated the applicable Delivery Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit E hereto.

(d)                                 The Representative shall have received on each applicable Delivery Date an opinion of Richard McGee, general counsel for the General Partner, dated the applicable Delivery Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit F hereto.

(e)                                  The Representative shall have received on each applicable Delivery Date, an opinion of special internal Canadian counsel of the Partnership with respect to the Province of Alberta and the federal laws of Canada, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit G hereto.

(f)                                   The Representative shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the applicable Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.

(g)                                  At the time of the execution of this Agreement, the Representative shall have received from each of PricewaterhouseCoopers LLP, independent public accountants, and Ernst & Young, LLP, independent registered public accountants, letters dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.

(h)                                 On each applicable the Delivery Date, the Representative shall have received from each of PricewaterhouseCoopers LLP and Ernst & Young, LLP a letter, dated as of each such Delivery Date, to the effect that they reaffirm the statements made in the letters furnished pursuant to paragraph (g) of this Section 7, except that the date referred to in the proviso in Section 7(g) hereof shall be a date not more than three business days prior to each such Delivery Date.

(i)                                     The Partnership Parties shall have furnished to the Representative at each applicable Delivery Date a certificate of the Partnership, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of the General Partner, dated the applicable Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(A)                               the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the applicable Delivery Date with the same effect as if made on the applicable Delivery Date and the Partnership Parties have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Delivery Date;

(B)                               no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership Parties’ knowledge, threatened; and

(C)                               (i) the Registration Statement, as of the Effective Date, (ii) the Prospectus, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statement therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(j)                                    The NYSE shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(k)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the issuance and sale of the Shares.

(l)                                     On or prior to the date hereof, the Partnership Parties shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from each person named in Exhibit B-1 hereto.

(m)                             At the time of the execution of this Agreement, the Representative shall have received from the Partnership a certificate substantially in the form of Exhibit H hereto and signed by the chief financial officer of the General Partner.

All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.  The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Additional Shares Delivery Date of the conditions set forth in this Section 7, except that, if any Additional Shares Delivery Date is other than the Initial Delivery Date, (i) the certificates, opinions and letters referred to in paragraphs (c) through (f), (h) and (i) shall be dated the Additional Shares Delivery Date in question, (ii) the opinions called for by paragraphs (c), (d), (e) and (f), as applicable, shall be revised to reflect the sale of Additional Shares and (iii) any references in Section 7 to the Initial Delivery Date shall be deemed to be such Additional Shares Delivery Date.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the applicable Delivery Date by the Underwriters.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

8.                                      Expenses.  The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:  (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE and any applicable listing or other similar fees; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with FINRA; (viii) the offer and sale of the Directed Shares by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program materials and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (ix) costs and expenses related to investor presentations on any road show undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Representative and officers and employees of the Partnership Parties; provided, however, that the Partnership is obligated to pay only 50% of the costs and expenses of any aircraft that is chartered in connection with the road show; and (x) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership Group Entities; (xi) all expenses in connection with the qualification of the Shares for offering and sale in any Province or Territory in Canada, including the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection therewith; (xii) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC; and (xiii) services provided by the transfer agent and registrar.

It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Shares by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares.

9.                                      Default by an Underwriter.  If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase hereunder on the Initial Delivery Date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Shares that the Underwriters are obligated to purchase on the Initial Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Initial Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Initial Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representative may specify in accordance with the Agreement Among Underwriters of Barclays Capital Inc. to purchase the Shares that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase.  If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase on the Initial Delivery Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares that the Underwriters are obligated to purchase on the Initial Delivery Date and arrangements satisfactory to the Representative and the Partnership for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by the Representative and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter).  In any such case that does not result in termination of this Agreement, either the Representative or the Partnership shall have the right to postpone the Initial Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected.  If any one or more of the Underwriters shall fail or refuse to purchase Additional Shares that it or they are obligated to purchase hereunder on the Additional Shares Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Initial Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Initial Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representative may specify in accordance with the Agreement Among Underwriters of Barclays Capital Inc., to purchase the Additional Shares that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.  The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representative’ approval and the approval of the Partnership, purchases Shares that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10.                               Termination of Agreement.  This Agreement shall be subject to termination in the Representative’s absolute discretion, without liability on the part of any Underwriters to the Partnership, by notice to the Partnership, if prior to the Initial Delivery Date or any Additional Shares Delivery Date (if different from the Initial Delivery Date and then only as to the Additional Shares), as the case may be, (i) trading in the Shares or the common units representing limited partner interests in PAA shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established; (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).  Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.                               Notice; Successors.  Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representative c/o Barclays Capital Inc., Attention: Syndicate Registration, 745 Seventh Avenue, New York, New York 10019 (fax: 646-834-8133); or, if sent to the Partnership, will be mailed, delivered or telefaxed to (713) 646-4313 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: General Counsel.

This Agreement has been and is made solely for the benefit of the several Underwriters and their directors, officers, employees, agents and other controlling persons referred to in Section 6 hereof and the Partnership and the General Partner’s directors and the officers who sign the Registration Statement, and other controlling persons referred to in Section 6 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

12.                               Information Furnished by the Underwriters.  The Partnership Parties acknowledge that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representative as such information is referred to in Sections 1(e), 1(f), 1(g), 1(h), 5(p), 6(a) and 6(c) hereof: (A) the names of the Underwriters, (B) the table under the first paragraph under the heading “Underwriting,” (C) the sentence in the second paragraph under the heading “Underwriting—Commissions and Expenses” related to selling concessions and (D) the paragraphs under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids.”

13.                               Research Analyst Independence.  The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions.  The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

15.                               Headings.  The Section headings used herein are for convenience only and shall not affect the construction hereof.

16.                               Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17.                               No Fiduciary Duty.  The Partnership Parties acknowledge and agree that in connection with this offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Partnership Parties , on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties.  The Partnership Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.                               Applicable Law; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  This Agreement may be signed in various counterparts that together constitute one and the same instrument.  If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

19.                               Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the Underwriters.

Very truly yours,

PLAINS GP HOLDINGS, L.P.

By:	PAA GP HOLDINGS LLC,|
its General Partner

By:
Name:
Title:

PAA GP HOLDINGS LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.

As Representative of the several underwriters

By:	Barclays Capital Inc.

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Plains GP Holdings, L.P.

Underwriter	Number of Initial Shares to be Purchased
Barclays Capital Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Total

Schedule I to Underwriting Agreement

SCHEDULE II

Additional Pricing Disclosure Package

Pricing Information:

Number of Shares:	[•] Initial Shares or, if the Underwriters exercise in full their option to purchase [•] Additional Shares granted in Section 2 hereof, [•] Shares

Public offering price for the Shares:	$[•] per Share

Schedule II to Underwriting Agreement

SCHEDULE III

Material Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains Midstream Canada ULC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule III to Underwriting Agreement

SCHEDULE IV

Domestic Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule IV to Underwriting Agreement

EXHIBIT A

Subsidiary	Formation/ Organization	Foreign Qualifications
PAA GP LLC	Delaware	TX
Pacific Pipeline System LLC	Delaware	CA
Pine Prairie Energy Center, LLC	Delaware	LA
Plains AAP, L.P.	Delaware	TX
Plains All American GP LLC	Delaware	CA, IL, LA, OK, TX
Plains All American Pipeline, L.P.	Delaware	TX
Plains LPG Services LP	Texas	CA, IL, OK
Plains Marketing, L.P.	Texas	CA, IL, LA, OK
Plains Midstream Canada ULC	British Columbia	Alberta, Manitoba, New Brunswick, Nova Scotia, Quebec, Saskatchewan
Plains Pipeline, L.P.	Texas	CA, IL, LA, OK
Plains Products Terminals LLC	Delaware	CA
Plains South Texas Gathering LLC	Texas	OK
Plains West Coast Terminals LLC	Delaware	CA
Rocky Mountain Pipeline System LLC	Delaware	UT
SG Resources Mississippi LLC	Delaware	AL, MS

Exhibit A-1

EXHIBIT B

[                ] [•], 2013

Plains GP Holdings, L.P.
Public Offering of Class A Shares

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the several underwriters

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), and PAA GP Holdings LLC, a Delaware limited liability company (the “General Partner”) providing for the purchase by the Underwriters of Class A Shares of the Partnership (the “Shares”) and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares (including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) bona fide gifts or charitable donations of Shares, (b) sales to pay tax liabilities associated with the vesting of awards under the Partnership’s long-term incentive plan; or (c) private transfers of Class B Shares, AAP Units or General Partner Units (as such terms are defined in the Underwriting Agreement); provided that it shall be a condition to any transfer pursuant to this paragraph that the transferee/donee agrees

Exhibit B-1

to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto.

If the undersigned is an officer or director of the General Partner, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Shares that is directed in writing by the Partnership, (ii)  Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, Barclays Capital Inc. will notify the Partnership of the impending release or waiver, and (iii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless waive such extension in writing.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter during the period from the date of this letter to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

If for any reason the Underwriting Agreement is terminated before the applicable Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:
Title:
Address:

Exhibit B-2

EXHIBIT B-1

LIST OF PARTIES TO EXECUTE LOCK UP AGREEMENTS

[PAA Management, L.P.

Oxy Holding Company (Pipeline), Inc.

EMG Investment, LLC

KAFU Holdings, L.P.

KA First Reserve XII, LLC

Strome PAA, L.P.

Mark E. Strome Living Trust

Windy, L.L.C.

Lynx Holdings I, LLC

KAFU Holdings II, L.P.

Kayne Anderson MLP Investment Company

Kayne Anderson Energy Development Company

Kayne Anderson Midstream/Energy Fund, Inc.

Jay Chernosky

Paul N. Riddle

Russell T. Clingman

David E. Humphreys

Phillip J. Trinder

Kipp PAA Trust

Robert V. Sinnot

Greg L. Armstrong

Harry N. Pefanis

Mark J. Gorman

Phillip D. Kramer

Richard K. McGee

John R. Rutherford

Al Swanson

W. David Duckett

John P. vonBerg

Chris Herbold

John T. Raymond

Vicky Sutil]

Exhibit B-1-1

EXHIBIT C

FORM OF WAIVER OF LOCK-UP AGREEMENT

[Letterhead of Barclays Capital Inc.]

Plains GP Holdings, L.P.
Public Offering of Class A Shares

[Insert date]*

[Insert Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Insert Name]:

This letter is being delivered to you in connection with the offering by Plains GP Holdings, L.P. (the “Partnership”) of [•] Class A shares of the Partnership (the “Class A Shares”) and the lock-up letter agreement dated [insert date] (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date] with respect to [•] Class A Shares (the “Shares”).

Barclays Capital Inc., as representative of the Underwriters (as defined in the Lock-Up Agreement) hereby agrees (subject to the proviso below) to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective [insert date] (the “Anticipated Effective Date”); provided, however, that such [waiver] [release] is expressly conditioned on the Partnership announcing the impending [waiver] [release] by issuing a press release through a major news service at least two business days before the Anticipated Effective Date.  This letter will serve as notice to the Partnership of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Yours very truly,

cc: [Insert name of issuer]

EXHIBIT D

FORM OF PRESS RELEASE

Plains GP Holdings, L.P.
[Insert date]

Plains GP Holdings, L.P., (the “Partnership”) announced today that Barclays Capital Inc., the lead book-running manager in the Company’s recent public sale of [•] Class A shares representing limited partner interests (“Shares”) [and the other underwriters of such offering whose consent is required][is][are][waiving] [releasing] a lock-up restriction with respect to [•] Shares held by [certain officers or directors] [an officer or director]* of the Partnership.**  The [waiver] [release] will take effect on [insert date], and the Shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

* If Barclays Capital Inc. so requests in writing (either in or accompanying the notice to the Partnership about the impending release or waiver), the Partnership will include in the press release such other information as Barclays Capital Inc. may require regarding the circumstances of the release or waiver and/or the identity of the officer(s) or director(s) with respect to which the release or waiver applies.

** Note to Draft:  Depending on the circumstances, Barclays Capital Inc. may wish to consider whether it may be appropriate to include the names of the specific officers/directors for which a waiver or release has been granted.

EXHIBIT E
FORM OF OPINION OF VINSON & ELKINS, L.L.P.

EXHIBIT F
FORM OF OPINION OF GENERAL COUNSEL
OF THE PARTNERSHIP

EXHIBIT G
OPINION OF SPECIAL INTERNAL CANADIAN COUNSEL
OF THE PARTNERSHIP

EXHIBIT H
CHIEF FINANCIAL OFFICER’S CERTIFICATE

[              ] [•], 2013

The undersigned, in his capacity as the Chief Financial Officer of PAA GP Holdings LLC, a Delaware limited liability company and the general partner (the “General Partner”) of Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), does hereby certify that he is familiar with the accounting, operations and record systems of the Partnership and that, to his knowledge after reasonable investigation, there has not been any material adverse change in the financial position, results of operations, cash flows or working capital of the Partnership since [                ] [•], 2013.  In addition, as of the date of this certificate, the total debt of the Partnership and its consolidated subsidiaries is approximately $[•] billion.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement dated as of the date hereof by and among the Partnership and the General Partner and Barclays Capital Inc., [                    ] as the representative of the several Underwriters.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Shares covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Al Swanson
Executive Vice President and
Chief Financial Officer